UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2004

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Forward-looking Statements

Some of the statements in this Form 8-K are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements reflect numerous assumptions, known and unknown risks, uncertainties and other factors that may affect the business and prospects of Life Sciences, Inc. and cause the actual results, performance or achievements of Life Sciences, Inc. to differ materially from those expressed or implied by the forward-looking statements. These factors include: longer product development lead times; delays in product roll outs; lack of performance or allegations thereof in contractual relationships; unfavorable results in dispute resolution proceedings or governmental applications; failure to obtain anticipated contracts with third parties or orders from customers, or less favorable contracts with third parties or lower than expected volumes from customers; higher material and labor costs; unfavorable patent or other technology decisions; the availability of adequate sources of working capital and cash flow; economic, health and political conditions, especially in international markets, including infectious diseases, civil unrest, military actions, governmental changes and restrictions on the ability to transfer capital across borders; and economic, competitive, technological, diplomatic, governmental and other factors.

Item 5. Other Events and Regulation FD Disclosure.

National Institutes of Health Grant

The upcoming press release of Life Sciences, Inc. (“Life Sciences” or “LSI”) regarding the March 19, 2004 grant by the National Institutes of Health to LSI of a Small Business Innovative Research (“SBIR”) grant is attached to this Form 8-K as Exhibit 99.01. The SBIR grant is slightly more than $240,000 in the first year, and could be expanded to slightly less than $500,000 in the second year. See Exhibit 99.01, which is incorporated herein by this reference.

China-Based Joint Venture

The lawsuit filed in the Foshan (China) Intermediate People’s Court in September 2003 by Vamed Medical Instrument Co. Ltd. (“Vamed”) against Foshan Life Sciences Co., Ltd. (“FLSC” or the “Joint Venture”), as reported in LSI’s Form 8-K filed with the Securities and Exchange Commission on March 5, 2004 with a cover date of April 8, 2003 (the “March 2004 Form 8-K”), has been withdrawn according to information received by Life Sciences on March 26, 2004. Vamed filed an application with the Court for permission to withdraw the suit, and the Court granted a judgment to that effect by an order dated March 5, 2004.

LSI holds a 51% equity interest in the Joint Venture, and Vamed and Beijing Erda Organism Technology Co., Ltd. (“Erda”) hold 20% and 29% interests, respectively.

Efforts on the part of Life Sciences to resolve the various disputes referred to in the March 2004 Form 8-K between and among the participants in the Joint Venture have not produced any beneficial results. During the past two months, the state of affairs appears in fact to have worsened:

•	Assets of FLSC exceeding $1,000,000 at December 31, 2003, much of which was liquid, have been dissipated or misapplied, including for seemingly personal uses;

•	Tangible and intangible assets, including inventory items and know-how related to the manufacture of external counter pulsation medical devices (designated “ECP”) used to administer cardiac therapy, have been removed from the Joint Venture’s premises and/or are being used for personal purposes or in competition with FLSC; and

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•	Notice has been given to Vamed and to Erda that civil proceedings against them will soon be commenced, and that an investigation is in process to determine the application of Chinese criminal law to their apparent diversion of corporate assets.

In early April 2004, Life Sciences requested the direct intervention of the Bureau of Foreign Trade and Economic Cooperation in Foshan to effect the shut down of FLSC’s operations, the recovery of its assets, and its orderly liquidation. No response to this request has been received by Life Sciences.

Although Foshan-based management of FLSC has continued to deny any access to LSI and its accountants to recent financial information regarding the Joint Venture, demand has recently been made on the Chinese accountants for FLSC for the audited financial statements of the Joint Venture, or for unaudited statement to the extent audited information does not exist. Insufficient time has elapsed since this request was made for any response, and the degree of cooperation to be expected is unknown.

The ultimate outcomes of the various matters related to FLSC continues to be highly speculative, but potentially materially adverse. The Board of Directors of LSI does not anticipate the realization of any assets related to FLSC, and understands as indicated in the March 2004 Form 8-K that an unfavorable outcome for Life Sciences could extend beyond the entire loss of its original capital contribution to FLSC of $306,000.

Non Regulation FD Filing

This report on Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 7. Financial Statements and Exhibits.

The following document is filed as an exhibit to this report:

Exhibit 99.01 -	Upcoming press release of Life Sciences, Inc. as referred to under Item 5 of this Form 8-K.

Item 12. Results of Operations and Financial Condition.

The material in the last paragraph of Item 5 of this report on Form 8-K contain previously unannounced financial condition (unaudited) information regarding Life Sciences.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2004.

LIFE SCIENCES, INC.

By:	/s/ SIMON SRYBNIK
Simon Srybnik, Chairman, CEO
and President

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EXHIBIT INDEX

Exhibit No.	Description	Beginning At Sequential Page No.
99.01	Upcoming press release of Life Sciences, Inc. as referred to under Item 5 of this Form 8-K	1

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